                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                                INRAD, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                   INRAD, INC.

                               181 Legrand Avenue
                           Northvale, New Jersey 07647



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 6, 2001



NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of INRAD, Inc. (the "Company") will be held at the offices of Lowenstein, Sandler, PC, 65 Livingston Avenue, Roseland, New Jersey on Wednesday, June 6, 2001 at 10:00 a.m. for the following purposes:

      1. To elect five directors to serve until the next Annual Meeting of Shareholders.

      2. To consider and act upon other matters that may properly come before the meeting or any adjournment thereof.


The Board of Directors has fixed the close of business on April 30, 2001, as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting. Whether or not you expect to be present at the Annual Meeting, you are requested to complete and sign the enclosed proxy and return it in the enclosed envelope as promptly as possible. Shareholders who are present at the meeting may revoke their proxies and vote in person. We hope you will attend.


                                            By Order of the Board of Directors



                                            William S. Miraglia, Secretary





Northvale, New Jersey
April 30, 2001

                                   INRAD, INC.

                                 PROXY STATEMENT

The following statement is furnished in connection with the solicitation of proxies by the Board of Directors of INRAD, Inc., a New Jersey corporation with its principal offices at 181 Legrand Avenue, Northvale, New Jersey 07647 (the "Company"), to be used at the Annual Meeting of Shareholders of the Company to be held at the offices of Lowenstein, Sandler, PC, 65 Livingston Avenue, Roseland, New Jersey on Wednesday, June 6, 2001 at 10:00 a.m. This Proxy Statement and the enclosed form of proxy are first being sent to shareholders on or about April 30, 2001.


                          SHAREOWNERS ENTITLED TO VOTE

Only shareowners of record at the close of business on April 30, 2001, the record date fixed by the Board of Directors, will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were 4,953,078 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), outstanding and entitled to vote at the meeting. Each share is entitled to one vote.

The presence in person or by proxy of owners of a majority of the outstanding shares of the Company's Common Stock will constitute a quorum for the transaction of business at the Company's Annual Meeting. Assuming that a quorum is present, the election of directors will require the affirmative vote of a plurality of the shares of Common Stock represented and entitled to vote at the Annual Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those cast "for" are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the Annual Meeting. Owners of Common Stock are not entitled to cumulative voting in the election of directors.


                          VOTING: REVOCATION OF PROXIES

A form of proxy is enclosed for use at the Annual Meeting if a shareowner is unable to attend in person. Each proxy may be revoked at any time before it is exercised by giving written notice to the secretary of the Meeting. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the form of proxy. If no specification is given, the shares will be voted in favor of the Board's nominees for directors described in this Proxy Statement.


                              COSTS OF SOLICITATION

The entire cost of soliciting these proxies will be borne by the Company. In following up the original solicitation of the proxies by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the stock and may reimburse them for their expenses in so doing. If necessary, the Company may also use its officers and their assistants to solicit proxies from the shareholders, either personally or by telephone or special letter.





                             PRINCIPAL SHAREHOLDERS

         The following table presents certain information with respect to the security ownership of the directors of the Company and the security ownership of each individual or entity known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock as of March 1, 2001. Percentages that include ownership of options or convertible securities are calculated assuming exercise or conversion by each individual or entity of the options or convertible securities owned by each individual or entity separately without considering the dilutive effect of option exercises and security conversions by any other individual or entity. The Company has been advised that all individuals listed have the sole power to vote and dispose of the number of shares set opposite their names in the table.

                                                              Percent of
Name and Address                 Number of shares            Common Stock
-------------------------------------------------------------------------------
Clarex, Ltd.                        3,106,914 (1)               53.1
c/o Bank of Nova Scotia
Trust Company Bahamas Ltd.
Nassau, Bahamas

Warren Ruderman                     1,467,046                   29.6
45 Duane Lane
Demarest, NJ 07627

Hoechst Celanese Corp.                300,000                    6.1
Routes 202-206 North
Box 2500
Somerville, NJ 08876

Daniel Lehrfeld                       198,000 (2)                3.9
c/o INRAD, Inc.

Frank Wiedeman                         56,250 (3)                1.1
c/o INRAD, Inc.

Thomas Lenagh                          31,250 (4)                 .6
c/o INRAD, Inc.

John Rich                              12,000 (5)                 .2
c/o INRAD, Inc.

Jan Winston                             4,000 (6)                 .1
c/o INRAD, Inc.

Directors and Executive               420,450 (7)                8.1
  Officers as a group
  (10 persons)

      (1) Including 900,000 shares subject to convertible preferred stock exercisable or convertible within 60 days.

      (2) Including 98,000 shares subject to convertible preferred stock and stock options convertible within 60 days.

      (3) Including 6,250 shares subject to options exercisable within 60 days.

      (4) Including 6,250 shares subject to options exercisable within 60 days.

      (5) Including 12,000 shares subject to convertible preferred stock exercisable or convertible within 60 days.

      (6) Including 4,000 shares subject to convertible preferred stock exercisable or convertible within 60 days.

      (7) Including 245,450 shares subject to convertible preferred stock, stock options, and warrants exercisable within 60 days.

                                  PROPOSAL ONE


                              ELECTION OF DIRECTORS


Five directors are to be elected to serve a term of one year and thereafter until their respective successors shall have been elected and shall have qualified. Unless a shareowner checks the box "withhold authority" on his proxy or indicates that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the persons listed in the table below to serve as directors. Discretionary authority is solicited to vote for the election of a substitute for any nominee who, for any reason, presently unknown, cannot be a candidate for election.


                                    NOMINEES

The following table sets forth the names and ages of the nominees for election to the Board of Directors, the principal occupation or employment of each nominee for the past five years, the principal business of the organization in which said occupation is or was carried on, the name or any other public corporation for which each nominee served as Board member, and the period during which each nominee has served as a director of the Company.


                                         Director           Positions; Business
Name and Age                             Since              Experience
------------                             -----              ----------
Thomas Lenagh,                           1998               Chairman of the Board of Directors (May 2000-
74                                                          Present)
                                                                 Management Consultant (1990 - Present)
                                                                 Past Chairman and CEO, Systems Planning
                                                                 Corporation
                                                                 Financial Vice President, the Aspen Institute
                                                                 Treasurer and Chief Investment Officer, The Ford Foundation
                                                                 Captain, US Navy Reserve (ret.)

Daniel Lehrfeld,                         1999               Director
57                                                               President and Chief Executive Officer (2000-present),
                                                                 President and Chief Operating Officer
                                                                 (1999-2000),
                                                                 Vice President/General Manager (1995-1999)
                                                                 Raytheon/GM Hughes Electro-Optics Center,
                                                                 President (1989-1991)
                                                                 New England Research Center, (subsidiary)
                                                                 Deputy General Manager (1989-1995) &
                                                                 Director, Business Development,
                                                                 International Business, Operations, Cryogenic Products
                                                                 Magnavox Electronic Systems E. Coast Div.,
                                                                 Deputy Sector Director & Program Director
                                                                 Philips Laboratories Briarcliff
                                                                 North American Philips,
                                                                 Group Leader/Project Leader
                                                                 Grumman Aerospace Corporation

Frank Wiedeman,                          1998               Director
86                                                               Executive Director (1980 - Present)
                                                                 American Capital Management Inc.
                                                                 Sr. Vice President (1937 - 1980) United Trust Company

Jan Winston                              2000               Director
64                                                               Principal (1997-Present) Winston
                                                                 Consulting,
                                                                 Division Director/General Manager (1981-1997) IBM
                                                                 Corporation. Executive positions held in Development,
                                                                 Finance and Marketing.

John Rich,                               2000               Director
63                                                               Vice President/General Manager (1999-Present) Power
                                                                 ElectronicsDivision, C&D Technologies
                                                                 President (1990-1999), Raytheon/GM Hughes Optical
                                                                 Systems
                                                                 Vice President (1983-1989), Perkin Elmer Microlithography,
                                                                 Electro-Optics, and Systems
                                                                 Colonel, Commander, Air Force Avionics Laboratory and Air
                                                                 Force Weapons Laboratory



During 2000, seven meetings of the Board of Directors were held. Each non-employee director is paid $500 for each Board Meeting they attend, and $250 for each conference call meeting they participate in. During 2000, each director attended or participated in all the Board Of Director meetings held.

The Board has an Audit Committee whose members presently are Jan Winston, Chairman, Tom Lenagh and John Rich. The Audit Committee reviews the independence, qualifications and activities of the Company's independent accountants. It meets privately with them as well as with management. The Committee recommends to the Board the appointment of the independent accountants.

The Board has no separate Nominating Committee. The entire Board selects management nominees for election as directors. While the Board will consider nominees recommended by stockholders, it has not established formal procedures for this purpose.

The directors serve one-year terms. Pursuant to prior agreements between the Company and CNA Holdings, Inc. ("CNA"), CNA may designate a representative for nomination to the Company's Board of Directors. During 2000 CNA agreed to relinquish its right to designate a representative for nomination.

Pursuant to an agreement between INRAD and Clarex, Ltd. ("Clarex"), the Company has agreed to use its best efforts to have two individuals selected by Clarex elected to the Board of Directors as long as any of the subordinated convertible notes are outstanding. Although the subordinated convertible notes had been converted during 2000, Clarex has selected Messrs. Wiedeman and Winston as representatives, and the Company will continue to use its best efforts to have these individuals elected to the Board of Directors.

                               Executive Officers

      The following table sets forth the name and age of each executive officer of the Company, the period during which each such person has served as an executive officer and the positions with the Company held by each such person:

NAME AND AGE                             SINCE              POSITION WITH THE COMPANY
------------                             -----              -------------------------

Daniel Lehrfeld, 57                      1999               President and Chief Executive Officer

Maria Murray, 43                         1993               Sr. Vice President - Business Development

William S. Miraglia, 51                  1999               Chief Financial Officer and Secretary

Relinda Walker, 53                       1999               Vice President - Manufacturing

Devaunshi Sampat, 47                     1999               Vice President - Sales and Marketing

Thomas A. Caughey, 51                    2000               Vice President - Product R&D

      Daniel Lehrfeld has served as Chief Executive Officer and President since May 2000. He joined the Company in 1999 as President and Chief Operating Officer. Prior to joining the Company, Mr. Lehrfeld held the position of Vice President and General Manager of Electro-Optic Systems, a division successively of the Raytheon, GM/Hughes Electronics and Magnavox Electronic Systems Corporations. He has also held executive positions with Philips Laboratories and Grumman Aerospace Corporation. Mr. Lehrfeld holds B.S. and M.S. degrees from Columbia University School of Engineering and Applied Science and an M.B.A. degree from the Columbia Graduate School of Business.

      Maria Murray joined the Company in January 1989, became Vice President of R&D Programs in 1993, and was appointed Sr. Vice President, Business Development in 1999. Prior to joining INRAD, Ms. Murray held positions in electronic design engineering in the laser and communication industries. She holds a B.S. degree in Electrical Engineering from the University of Central Florida.

      William S. Miraglia joined the Company as Secretary and Chief Financial Officer in June 1999. Previously, he held the position of Vice President of Finance for a division of UNC, Inc., a NYSE aviation company. Prior to his last position, Mr. Miraglia has held management positions in the aerospace industry and in public accounting. He holds a B.B.A. from Pace University, and an M.B.A from Long Island University and is a Certified Public Accountant.

      Relinda C. Walker joined the Company as Vice President, Manufacturing in May 1999. Previously, Ms. Walker held the position of Vice President at Instruments, SA where she directed a business unit. Ms. Walker holds a B.S. and M.S. in Mathematics from Emory University.

      Devaunshi Sampat joined the Company in 1998. In 1999 she was appointed Vice President of Marketing and Sales. Prior to joining the Company, Ms. Sampat held sales management positions within the Photonics industry with Princeton Instruments and Oriel Instruments. Ms. Sampat holds a B.S. in Medical Technology from the University of Bridgeport.

      Thomas A. Caughey joined the Company in 1978. He has focused on the development and improvement of the Company's crystal devices and systems, and on their application by the Company's numerous customers. In 2000, he was appointed Vice President of R&D and Customer Support. Prior to joining INRAD, Dr. Caughey was a Research Associate at Texas Tech University. He holds a Doctorate in Physical Chemistry from the University of Wisconsin - Madison, and a B.S. degree in Chemistry from the University of Michigan - Ann Arbor.

      Each of the executive officers has been elected by the Board of Directors to serve as an officer of the Company until the next election of officers, as provided by the Company's by-laws.

Warren Ruderman founded INRAD and served as Chief Executive Officer and Chairman of the Board of Directors of the Company until his retirement in May 2000. Prior to 1973, he founded and served as the President of Isomet Corporation, a manufacturer of acousto-optic devices for the laser industry, and was a Teaching Fellow, Lecturer in Chemistry, Research Scientist and Consultant at Columbia University.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND OTHER COMPENSATION

The following table sets forth, for the years ended December 31, 2000, 1999 and 1998, the cash compensation earned and stock options issued by the Company and its subsidiaries, to or with respect to the Company's Officers.

                                                                                                STOCK
NAME AND POSITION                           YEAR (A)    SALARY                  BONUS          OPTIONS
-----------------                           --------    ------                  -----          -------
Daniel Lehrfeld,                            2000        $164,000                $50,000        410,000
President and                               1999        $ 40,000*               N/A            100,000
Chief Executive Officer                     1998        N/A                     N/A            N/A

Warren Ruderman,                            2000        $ 52,350**              none           none
Chairman and                                1999        $130,000                none           none
Chief Executive Officer                     1998        $130,000                none           none

Maria Murray,                               2000        $121,000                none           60,000
Vice President,                             1999        $110,000                $9,500         16,500
Business Development                        1998        Less than $100,000      none           30,000

Devaunshi Sampat,                           2000        $150,000                $17,600        31,500
Vice President,                             1999        $111,000                $22,600        20,000
Sales and Marketing                         1998        Less than $100,000      none           7500

Relinda Walker                              2000        $116,000                $18,000        18,000
Vice President,                             1999        Less than $100,000      N/A            N/A
Manufacturing                               1998        N/A                     N/A            N/A

William Miraglia                            2000        $110,000                $17,500        18,000
Vice President,                             1999        Less than 100,000       N/A            N/A
Chief Financial Officer                     1998        N/A                     N/A            N/A

*     Compensation as of September 1999 Employment Date.

**    Retired May 2000

      (A) The Company pays a fixed percentage of the premium costs of group medical, dental, and life insurance that is the same for all of its employees. Premium cost subsidies attributable to the officers named above are not included in the table. No officer received perquisites during the fiscal year.


                                                  OPTION GRANTS IN LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS                                               GRANT DATE
                                                                                                                           VALUE
----------------------------------------------------------------------------------------------------------------------------------
                                                                 % Total Options
                                     Number of Securities           Granted to                                         Grant Date
                                      Underlying Options           Employees in          Exercise       Expiration     Market Value
    Name                                 Granted (#)               Fiscal Year            ($/Sh)           Date              $
----------------------------------------------------------------------------------------------------------------------------------
    Daniel Lehrfeld                         50,000                     8.4%               $5.00            2010            $5.00
    Daniel Lehrfeld                        310,000                    52.1%               $2.00            2010            $2.00
    Daniel Lehrfeld                         50,000                     8.4%               $2.00            2010            $2.00
    Maria Murray                            60,000                    10.1%               $5.00            2010            $5.00
    Devaunshi Sampat                        31,500                     5.3%               $5.00            2010            $5.00
    Relinda Walker                          18,000                     3.0%               $5.00            2010            $5.00
    William S. Miraglia                     18,000                     3.0%               $5.00            2010            $5.00

     EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN
                          CONTROL ARRANGEMENTS

In March 1999, Devaunshi Sampat, Vice President of Sales and Marketing, entered into an employment agreement with the Company. The agreement specifies a base salary of $109,000 and the award of 20,000 stock options to purchase the common stock of the Company at a price of $1.00 per share. In the event of termination other than for cause, Ms. Sampat is eligible for up to 9 months severance pay.

In May 1999, Relinda Walker entered into a two-year employment agreement with the Company as Vice President of Manufacturing. The agreement specifies an annual salary of $115,000. The agreement also provided for a $10,000 bonus and 7,500 stock options to purchase the Company's common stock at $1.00 per share. In the event of termination for other than "good cause" during the two-year period, Ms. Walker is eligible for up 6 months of severance pay.

In September 1999, Daniel Lehrfeld entered into an employment agreement with the Company, which expires when he reaches the age of 65. Mr. Lehrfeld joined the Company as President and Chief Operating Officer, and as CEO- designate, with spring of 2000 identified as the timeframe for his assuming those additional responsibilities. The agreement provides for an annual salary of $160,000 per annum, subject to such merit increases, as the Board of Directors shall determine to grant. Additionally, Mr., Lehrfeld is eligible to participate in the Company's incentive compensation plans, which provide for possible cash bonuses for all employees and stock option bonuses for certain employees, whose amounts are set annually and are tied to achievement of specific annual performance goals that are established by the Board. In accordance with the employment agreement, the Board granted Mr. Lehrfeld options to purchase 100,000 shares of common stock at a price of $0.625 per share in September of 1999. Additionally, the employment agreement provides for the grant of additional options following Mr. Lehrfeld assuming the responsibilities of CEO, and whenever otherwise so deemed by the Board. In May of 2000, Mr. Lehrfeld was granted 360,000 options to purchase the Company's common stock at $2.00 per share. In September of 2000, the Board increased Mr. Lehrfeld's salary to $175,000. The agreement also provides that in the event of termination of employment for reasons other than "good cause" as defined in the agreement, Mr. Lehrfeld would be paid severance benefits which include 12 months salary and bonuses. In the event of a "change in control" as defined in the agreement, and Mr. Lehrfeld's responsibilities are materially diminished or for certain other circumstances; Mr. Lehrfeld would be eligible for the same severance benefits as for termination for "other than good cause".




      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on the review of copies of reports and other information furnished to the Company, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent shareowners were complied with.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      During the years ended December 31, 2000, 1999 and 1998 approximately 3%, 6%, and 4%, respectively of the Company's net product sales were through a foreign agent, in which, Warren Ruderman a principal shareholder has an investment. Terms of sales to this foreign agent were substantially the same as to unrelated foreign agents.

      On December 31, 1998, Clarex, Ltd. a shareowner and debt holder converted $1,234,730 of notes and $322,917 of accrued interest into 1,294,186 shares of the Company's Common Stock.

      During 1999, Clarex, Ltd., a shareowner and debt holder purchased 500 shares of Series A 10% convertible Preferred stock for $500,000.

      During 2000, Clarex, Ltd., a shareowner and debt holder purchased 1000 shares of Series B 10% convertible preferred stock for $1,000,000, converted a 10% convertible secured note and received 200,000 shares of the Company's common stock and exercised 345,000 of warrants and received 345,000 shares of the Company's common stock.

      During 2000, the following directors and officers of the Company purchased 263 shares of Series B 10% convertible preferred stock for $263,000:

      Daniel Lehrfeld, President and CEO                   $120,000  (1)

      John Rich, Director                                  $ 30,000

      Jan Winston, Director                                $ 10,000

      Maria Murray, VP business Development                $ 50,000  (1)

      Devaunshi Sampat, VP Sales & Marketing               $ 20,000  (2)

      William S. Miraglia, Chief financial Officer         $ 23,000  (1)

      Relinda Walker, VP Manufacturing                     $ 10,000  (3)


      1- Due as of December 31, 2000
      2- $10,000 due as of December 31, 2000
      3- $5,000 due as of December 31, 2000

      All amounts due are payable to the Company no later than April 30, 2001 without interest.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS


      Holtz Rubenstein & Company, LLP, (the "Auditors") independent accountants, has been selected by the Board of Directors to examine and report on the financial statements of the Company for the fiscal year ending December 31, 2001.

AUDIT FEES AND RELATED MATTERS

      Audit Fees. The Corporation was billed $51,210 for the audit of the Corporation's annual financial statements for the year ended December 31, 2000 and for the review of the financial statements included in the Corporation's Quarterly Reports on Form 10-Q filed during 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN IMPLEMENTATION FEES

      The Auditors did not provide any of the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of the SEC's Regulation S-X (in general, information technology services) during the year ended December 31, 2000.

ALL OTHER FEES

         The Auditors did not provide any non-audit services during the year ended December 31, 2000.

OTHER MATTERS

      The Audit Committee of the Board of Directors has considered whether the provision of information technology services and other non-audit services is compatible with maintaining the independence of the Corporation's principal accountant. The Company did not utilize such services during 2000.

      Of the time expended by the Corporation's principal accountant to audit the Corporation's financial statements for the year ended December 31, 2000, less than 50% of such time involved work performed by persons other than the principal accountant's full-time, permanent employees.


/s/ Thomas Lenagh
---------------------------
Thomas Lenagh


/s/ John Rich
---------------------------
John Rich


/s/ Jan Winston
---------------------------
Jan Winston

                                  OTHER MATTERS


At the time this Proxy Statement was mailed to shareholders, management was not aware that any other matter will be presented for action at the Annual Meeting. If other matters properly come before the Meeting, it is intended that the shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons voting them.



                 NOTICE REGARDING FILING OF SHAREOWNER PROPOSALS
                             AT 2002 ANNUAL MEETING


As a result of regulations issued by the Securities and Exchange Commission, all shareowner proposals for the 2002 Annual Meeting must be received by the Company by December 30, 2002.





                                         By Order of the Board of Directors




                                         William S. Miraglia, Secretary




Dated:    April 30, 2001








--------------------------------------------------------------------------------

A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

                                    EXHIBIT A


                             AUDIT COMMITTEE CHARTER

      The Audit Committee is appointed by the Board of Directors of Inrad, Inc. ("Inrad") to assist the Inrad Board in monitoring (a) the integrity of the financial statements of Inrad and its subsidiaries (the "Company") and (b) the independence of performance of the Company's external and, if applicable, internal auditors.

      The members of the Audit Committee shall meet the independence and experience requirements of the National Association of Securities Dealers, Inc., subject to such qualifications and exceptions as may be permitted by such requirements. The members of the Audit Committee shall be appointed from time to time by the Inrad Board. The Inrad Board reserves the right to amend, modify or replace this Charter in its discretion at any time.

      The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Company, the Company's outside counsel or independent auditor to attend meetings of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

      The primary goals of this Charter are to specify the following:

o the scope of the Audit Committee's responsibilities and the approaches to be used in carrying out those responsibilities, including structure, processes and membership requirements;

o the Audit Committee's responsibility for (a) insuring its receipt from the Company's independent auditor of a formal written statement delineating all relationships between such auditor and the Company, consistent with Independence Standards Board Standard No. 1, (b) actively engaging in a dialogue with such auditor with respect to any disclosed relationships or services that may impact the objectivity and the independence of the auditor and (c) taking, or recommending that the Inrad Board take, appropriate action to oversee the independence of the independent auditor; and

o the independent auditor's ultimate accountability, to the Inrad Board and the Audit Committee, as representatives of the shareholders of Inrad and the ultimate authority and responsibility of the Inrad Board and/or the Audit Committee to select, evaluate and, where appropriate, replace the independent auditor (or, if applicable, to nominate the independent auditor to be proposed for shareholder approval in any proxy statement).

To the extent any statement set forth below is inconsistent with the three principles set forth above, the three principles set forth above shall govern.

      The Audit Committee shall make regular reports to the Inrad Board, as required by the Delaware General Corporation Law.

      Pursuant to this Charter:

1.    THE COMMITTEE
      The Audit Committee of the Board of Directors of Inrad, Inc. will consist of at least three members of the Board including a Chairman designated by the Board. Members of the Audit Committee may not be employees of the Company. The Committee will meet at least three times a year, with additional meetings if circumstances require, for the purpose of satisfying its responsibilities.

2.    SCOPE
      The Committee serves at the pleasure of and is subject to the control and direction of the Board of Directors.

3.    RESPONSIBILITIES OF THE COMMITTEE
      - To assist the Board in fulfilling its fiduciary responsibilities to the shareholders with respect to matters relating to the Company's business, accounting, reporting, audit and internal controls practices.
      - To maintain a direct line of communications between the Board and the Company's independent auditors and internal auditors to provide for an exchange of views and information.

4.    FUNCTIONS OF THE COMMITTEE
      The Committee will satisfy its responsibilities by completing the following functions:

      -     Discuss the results of the annual internal and independent audits with management and the internal and independent auditors.
      -     Consider the comments from the independent auditors and internal auditors with respect to internal accounting and management controls and the consideration given or action taken by management.
      - Recommend, for appointment by the Board, the selection of independent auditors for the coming year.
      - Appraise the effectiveness of the independent audit effort through discussions with the independent auditors regarding their planned arrangements and scope of the annual audit, including fees.
      - Review the scope of planned activities and budget along with a review of the effectiveness of the Company's internal auditors, if any.
      - Review the anticipated scope and related fees of any non-audit services to be provided by the independent auditors to ensure that these services do not detract from the independence of the auditors in their audit function.
      - Consider the comments from the independent auditors with respect to internal accounting and management controls and the consideration given or action taken by management.
      - Review the Committee's responsibilities and functions, evaluate its performance, and institute appropriate modifications to reflect changes in the business environment.
      - Monitor the procedures or systems used in preparing the financial statements of the Company.
      - Obtain the assessment of management and the independent auditors as to the adequacy of:
            -     the Company's internal accounting procedures and controls.

            - the Company's procedures for complying with SEC Regulations and The Foreign Corrupt Practices Act.
      - Receive and review the assessment of management as to the quality and depth of staffing in the accounting and financial departments worldwide. Receive from the Company's independent auditor a formal written statement delineating all relationships between such auditor and the Company, consistent with Independence Standards Board Standard No. 1.
      - Engage in dialogue with the Company's independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of such firm.
      - Recommend to the Inrad Board appropriate actions to ensure the independence of the Company's independent auditor.
I. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Inrad Board for approval.
II. Audit Committee should meet with independent auditor without management present.
III. Review the interim financial statements and financial results with independent auditor prior to filing Form 10-Qs.
IV. Review Year-End financial statements and financial results prior to filing Form 10-K.
V. Discuss required communication with independent auditor as required by SAS 61 of GAAS.
-     Review any information submitted to the Audit Committee pursuant to
      Section 10A of the Private Securities Litigation Reform Act of 1995.
- Prepare the report to the Company's Board of Directors for inclusion in the Company's annual proxy statement.
- Review with the independent auditor any material problems or difficulties the auditor may have encountered during an audit including any restrictions on the scope of activities or access to required information; review any management letter provided by the auditor and the Company's response to that letter.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

                                     (FRONT)


                                   INRAD, INC.
                     181 LEGRAND AVENUE, NORTHVALE, NJ 07647

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Thomas Lenagh and Daniel Lehrfeld, and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, for and on behalf of the undersigned, all the shares of common stock of INRAD, Inc. held of record by the undersigned on April 30, 2001 at the Annual Meeting of Shareholders of the Company to be held on June 6, 2001 or any adjournment thereof, upon matters properly coming before the meeting, as set forth in the Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned and upon all such other matters that may properly be brought before the meeting, as to which the undersigned confers discretionary authority upon said proxies. Without otherwise limiting the general authorization given hereby, said proxies are instructed to vote as directed on the reverse side.



                                           Dated:_______________________, 2001


                                              ________________________________

                                                 THIS PROXY MUST BE SIGNED
                                               EXACTLY AS NAME APPEARS HEREON


                              Give full title if an Attorney, Executor, Administrator Trustee, Guardian, etc. For an account in the name of two or more persons only one signature is required unless the parties have agreed otherwise.

                                     (BACK)

UNLESS OTHERWISE SPECIFIED IN THE SQUARES BELOW, THIS PROXY WILL BE VOTED FOR ALL OF THE PROPOSALS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

PROPOSAL ONE: Election of the Board's nominees for Directors.

            |_| FOR all nominees listed below (except as marked to the contrary below)

            |_| WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees: Thomas Lenagh, Frank Wiedeman, Daniel Lehrfeld, John Rich, Jan Winston

INSTRUCTIONS: To withhold authority to vote for any nominees, write those nominees' names on the line provided below


--------------------------------------------------------------------------------



PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND.